Exhibit 2.2

MINCO MINING & METALS CORPORATION

Suite 198 0, 1055 West Hastings Street

Vancouver, B.C. V6E 2E9

Annual Meeting of the Shareholders

to be held on Tuesday, June 8 , 2004 in Suite 1900, 1055 West Hastings Street

Vancouver, B.C.  V6E 2E9

MANAGEMENT PROXY CIRCULAR

SOLICITATION OF PROXIES

This Information Circular accompanies the Notice of the 2004 Annual General Meeting of members of Minco Mining & Metals Corporation (hereinafter called the "Company"), and is furnished in connection with a solicitation of proxies for use at that Meeting and at any adjournment thereof.

REVOCABILITY OF PROXY

In addition to revocation in any other manner permitted by law, a proxy may be revoked by instrument in writing executed by the member or his attorney authorized in writing, or if the member is a corporation, by a duly authorized officer or attorney thereof, and deposited either at the registered office of the Company at any time up to and including the last business day preceding the day of the Meeting, or any adjournment thereof, or, as to any matter in respect of which a vote shall not already have been cast pursuant to such proxy, with the Chairman of the Meeting on the day of the Meeting, or any adjournment thereof, and upon either of such deposits the proxy is revoked.

PERSONS OR COMPANIES MAKING THE SOLICITATION

THE ENCLOSED PROXY IS BEING SOLICITED BY

MANAGEMENT OF THE COMPANY

Solicitations will be made by mail and possibly supplemented by telephone or other personal contact to be made without special compensation by regular officers and employees of the Company.   The Company may reimburse members' nominees or agents (including brokers holding shares on behalf of clients) for the cost incurred in obtaining from their principals authorization to execute forms of proxy.  No solicitation will be made by specifically engaged employees or soliciting agents.  The cost of solicitation will be borne by the Company.

VOTING SHARES AND PRINCIPAL HOLDERS THEREOF

The Company is authorized to issue 100,000,000 common shares without par value.  There is one class of shares only.  There are 29,896,136 common shares issued and outstanding, as at the record date of April 30, 2004 ..  At a General Meeting of the Company, on a show of hands, every member present in person and entitled to vote shall have one vote and on a poll, every member present in person or represented by proxy and entitled to vote shall have one vote for each share of which such member is the registered holder.  Shares represented by proxy will only be voted on a poll.

To the knowledge of the directors and senior officers of the Company, no person or company beneficially owns, directly or indirectly, or exercises control or direction over, voting securities carrying more than 10% of the outstanding voting rights of the Company other than :

Title of Class	Identity of Holder	Amount Owned	Percent of Class

Common Shares	Pacific Canada Resources Inc.	5,421,031(1)	18.13%
Common Shares	Dr. Ken Cai	6,163,031(2)	20.61%
		PCR + options
Common Shares	All officers and	5,714,722 (3)	19.11%
	directors as a group
	(eight persons)

(1)

Includes 2,991,322 common shares held in escrow.  Dr. Ken Cai beneficially owns more than 10% of Pacific Canada Resources, Inc.  See also note (2) below.

(2)

Dr. Ken Cai, a director and officer of Minco, beneficially owns more than 10% of Pacific Canada Resources Inc.  Also includes options to purchase 742,000 common shares.

(3)

Includes Dr. Ken Cai's beneficial interest in shares owned by Pacific Canada Resources, Inc. and direct holdings of officers and directors.  (does not include options granted)

The directors have determined that all members of record as of the 30th day of April, 2004 will be entitled to receive notice of and to vote at the Meeting.  Those members so desiring may be represented by proxy at the Meeting.  The instrument of proxy, and the power of attorney or other authority, if any, under which it is signed or a notarially certified copy thereof, must be deposited either at the office of the Registrar and Transfer Agent of the Company, Computershare Trust Company of Canada, 510 Burrard Street, Vancouver, BC. V6C 3B9 or at the Head Office of the Company at Suite 198 0, 1055 West Hastings Street, Vancouver, BC. V6E 2E9 not less than 48 hours, Saturdays and holidays excepted, prior to the time of the holding of the Meeting or any adjournment thereof.

NON-REGISTERED HOLDERS

Only registered shareholders or duly appointed proxyholders are permitted to vote at the Meeting.  Most shareholders of the Company are "non-registered" shareholders because the shares they own are not registered in their names but are instead registered in the name of the brokerage firm, bank or trust company through which they purchased the shares. More particularly, a person is not a registered shareholder in respect of shares which are held on behalf of that person (the "Non-Registered Holder") but which are registered either: (a) in the name of an intermediary (an "Intermediary") that the Non-Registered Holder deals with in respect of the shares (Intermediaries include, among others, banks, trust companies, securities dealers or brokers and trustees or administrators of self-administered RRSP's, RRIF's, RESPs and similar plans); or (b) in the name of a clearing agency (such as The Canadian Depository for Securities Limited ("CDS")) of which the Intermediary is a participant.  In accordance with the requirements of National Instrument 54-101 and 54-102 of the Canadian Securities Administrators, the Company has distributed copies of the Notice of Meeting, this Information Circular and the Proxy (collectively, the "Meeting Materials") to the clearing agencies and Intermediaries for onward distribution to Non-Registered Holders.

Intermediaries are required to forward the Meeting Materials to Non-Registered Holders unless a Non-Registered Holder has waived the right to receive them.  Very often, Intermediaries will use service companies to forward the Meeting Materials to Non-Registered Holders.  Generally, Non-Registered holders who have not waived the right to receive Meeting Materials will either:

(a)

be given a form of proxy which has already been signed by the Intermediary (typically by a facsimile, stamped signature), which is restricted as to the number of shares beneficially owned by the Non-Registered Holder but which is otherwise not completed.  Because the Intermediary has already signed the form of proxy, this form of proxy is not required to be signed by the Non-Registered Holder when submitting the proxy.  In this case, the Non-Registered Holder who wishes to submit a proxy should otherwise properly complete the form of proxy and deposit it with the Company's Registrar and Transfer Agent as provided above; or

(b)

more typically, be given a voting instruction form which is not signed by the Intermediary, and which, when properly completed and signed by the Non-Registered Holder and returned to the Intermediary or its service company, will constitute voting instructions (often called a "proxy authorization form") which the Intermediary must follow. Typically, the proxy authorization form will consist of a one page pre-printed form.  Sometimes, instead of the one page pre-printed form, the proxy authorization form will consist of a regular printed proxy form accompanied by a page of instructions which contains a removable label containing a bar-code and other information.  In order for the form of proxy to validly constitute a proxy authorization form, the Non-Registered Holder must remove the label from the instructions and affix it to the form of proxy, properly complete and sign the form of proxy and return it to the Intermediary or its service company in accordance with the instructions of the Intermediary or its service company.

In either case, the purpose of this procedure is to permit Non-Registered Holders to direct the voting of the shares which they beneficially own.  Should a Non-Registered Holder who receives one of the above forms wish to vote at the Meeting in person, the Non-Registered holder should strike out the names of the

Management Proxyholders named in the form and insert the Non-Registered Holder's name in the blank space provided.  In either case, Non-Registered Holders should carefully follow the instructions of their Intermediary, including those regarding when and where the proxy or proxy authorization form is to be delivered.

EXECUTIVE COMPENSATION

(Form 51-102F6)

SUMMARY OF COMPENSATION TABLE

The following table sets forth the information concerning the total compensation paid, during each of the last three financial years (as applicable) to the Chief Executive Officer and President and, the Chairman of the Company (the "Named Executive Officers").

(1)   Consulting fees paid and amounts paid as a travel allowance.

No pension plan or retirement benefit plans have been instituted by the Company and none are proposed at this time.

OPTION GRANTS DURING THE MOST RECENTLY COMPLETED FISCAL YEAR

There were 400,000 options granted to insiders during the year ending December 31, 2003.  None of these insiders were a Named Executive Officer.  There were no options granted to insiders during the year ending December 31, 2002.

NAME OF EXECUTIVE OFFICER	OPTION GRANTED (#)	% OF TOTAL OPTIONS GRANTED TO EMPLOYEES IN FISCAL YEAR	EXERCISE OR BASE PRICE ($/SHARE)	MARKET VALUE OF SECURITIES UNDERLYING OPTIONS ON DATE OF GRANT ($/SHARE)	EXPIRATION DATE
Nil

AGGREGATED OPTION EXERCISES DURING THE MOST RECENTLY COMPLETED FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

There were only 120,000 options exercised during the most recently completed fiscal year by insiders ..

Directors

Other than the granting of stock options, the directors of the Company have not been compensated by the Company in their capacities as directors during the most recently completed financial year.

INDEBTEDNESS OF DIRECTORS AND SENIOR OFFICERS

None of the directors or senior officers of the Company, no proposed nominee for election as a director of the Company, and no associates or affiliates of any of them, is or has been indebted to the Company or its subsidiaries at any time since the beginning of the Company's last completed financial year.

STATEMENT OF CORPORATE GOVERNANCE PRACTICES

In accordance with the disclosure requirements of Toronto Stock Exchange and using the Corporate Governance Guidelines set out in Section 474 of the Toronto Stock Exchange Company Manual as a reference (the "Guidelines"), the Board of Directors of the Company has adopted the following statement of corporate governance practices:

1.

The Board acknowledges its responsibility for the stewardship of the Company in the following ways:

(i)

The Board participates in strategic planning by considering and, if deemed appropriate, adopting plans proposed and developed by management, with management having the primary responsibility for developing a strategic plan.

(ii)

The Board considers the risks inherent in the mining industry and receives periodic assessments from management as to these risks and the Company's strategies to manage these risks.

(iii)

The Board reviews the personnel needs of the Company from time to time, having particular regard to succession issues relating to senior management.  The training and development of personnel is generally left to management.

(iv)

The Board assesses from time to time how effectively the Company communicates with shareholders, but does not have a formal communication policy.

(v)

The Board, through the Audit Committee and in conjunction with its auditors, assesses the adequacy of the Company's internal control and management information systems.

The foregoing does not and is expressly not intended to alter, affect or expand in any way the legal duties of the directors to manage or supervise the management of the affairs and business of the Company.

2.

The Board shall consist of five directors.  Of the five management nominees for the Board, Robert M. Callander, Dr. Robert Gayton  and Hans Wick are “outside” and “unrelated”  directors.  The other nominees, Ken Cai and William Meyer, by nature of their management position, are “inside” and “ related” ..  The Guidelines define an "unrelated director" as a director who is independent of management and is free from any interest and any business or other relationship which could, or could be perceived to, materially interfere with the director's ability to act with a view to the best interests of a corporation, other than interests and relationships arising from shareholdings. The Guidelines further state that if the Company has a "significant shareholder", the board should include a number of directors who do not have interests in or relationships with either the corporation or the significant shareholder.  The

Company does not have a "significant shareholder" which, as defined by the Guidelines, is a shareholder with the ability to exercise a majority of votes for the election of the board of directors. The enterpreneurial nature of the Company, and the current stage of the Company's development, make it appropriate for the Board to be composed of the present number and composition of directors, and the Board believes that when balanced against the attendant increase in cost to the Company and possible reduction in the efficiency with which decisions are made, it would not be warranted to significantly increase the size of the Board or change the Board's composition at this time.

3.

The Board has not constituted a nominating committee to propose new Board nominees and for assessing directors' performance as the Company is too small to justify a formal process in this regard.  However, the Board as a whole from time to time discusses potential candidates for the Board.

4.

For the reasons cited in 3 above, the Board has not constituted a committee to assess the effectiveness of the Board as a whole or the contribution of individual directors.

5.

The Company does not have a formal process of orientation and education for new members of the Board as some senior Board members currently have considerable experience as members of the boards of other public companies.

6.

The Board has considered its size with a view to the impact of size upon its effectiveness and has concluded that the number of directors as presently constituted is appropriate for the Company given the complexity and current stage of development of the Company's business.  The Board as presently constituted includes considerable experience in the mining industry and generally in the resource sector as well as financial experience.

7.

Board members are presently compensated in the manner described under "Executive Compensation" and the Board has determined that the level of compensation is appropriate having regard to the responsibilities and risks associated with Board membership and the compensation provided to Boards of similar companies.

8.

The Board of Directors has expressly assumed the responsibility for developing the Company's approach to governance issues and in responding to governance guidelines.

9.

The Company has not formally developed position descriptions for the Board and the Chief Executive Officer.  However, the Board is satisfied that senior management is fully aware of their responsibilities and those matters which are within their mandate.

10.

The Board has functioned, and is of the view that it can continue to function, independently of management as required.  The Board has not met without management present, given management representation on the Board and given that in view of the size of the Company and the nature of its business, it is essential that those having an intimate knowledge of the Company's operations be present during important Board discussions.  Notwithstanding the foregoing, if the Board believed it was appropriate and meaningful, it would formalize a process whereby the Board could meet in the absence of management for the handling of the Board's overall relationship with management.

11.

The Audit Committee is composed of two outside and unrelated directors and one inside and related director.   The roles and responsibilities of the Audit Committee have been specifically defined and include responsibility for overseeing management reporting on internal control.  The Audit Committee has direct communication channels with the external auditors.  The external auditors report directly to the Audit Committee.   Due to its size, the Company has no formal internal audit process.  The Audit Committee also recommends to the Board the external auditor to be nominated for the purpose of preparing or issuing an auditor’s report, as well as the compensation to be paid to the external auditor.

12.

The Board has not adopted a formal system which would enable an individual director to engage an outside advisor at the expense of the Company.  If such an engagement were deemed appropriate, it is anticipated that such a request would be brought by the particular director to the Board for consideration.

      AUDIT COMMITTEES

(Multilateral Instrument 52-110 - Ontario)

The Board has only one committee,  the Audit Committee.  The Committee reviews the Company’s annual consolidated financial statements and interim financial statements before the board approves them.   The Audit Committee is composed of two outside and unrelated directors and one inside and related director, Robert Gayton, Robert Callander and William Meyer.  Dr. Gayton, Chairman of the Audit Committee has been consulting on accounting and finance issues for the last 30 years, first as an audit partner with Peat, Marwick Mitchell (now KPMG), Chartered Accountants. Dr. Gayton serves as the Company’s financial expert.  Mr. Callander has over thirty years experience as an investment industry executive.  Mr. Meyer has over thirty years experience as a geologist.  In 1979, he joined Teck Exploration Ltd., the wholly-owned exploration subsidiary of Teck Corporation and in 1991 he was appointed Vice President, Exploration of  Teck Corporation.  Mr. Meyer joined Minco in July 1999.   The roles and responsibilities of the Audit Committee have been specifically defined and, although the Company has no formal internal audit process due to its size, include responsibility for overseeing management reporting on internal control.

The Audit Committee has direct communication channels with the external auditors and is also responsible for recommending to the Board of Directors  the appointment of the auditor and setting the auditor’s remuneration.  The external auditors report directly to the Company’s Audit Committee.

The Audit Committee is responsible for reviewing the Company’s annual and interim financial statements as well as the MD&A’s.

Principal Accountant Fees and Services

During the past two fiscal years, the Company has paid its auditors, Ellis Foster, the following fees:

     Dec. 31

2003

  2002

Audit Fees

  17,000

            14,400

Audit Related Fees Including Tax Fees

  6,705

All Other Fees

  2,200

The above listed services were approved by the Company’s audit committee.

INTEREST OF INSIDERS IN MATERIAL TRANSACTIONS

No Insider of the Company, no proposed nominee for election as a director of the Company and no associate or affiliate of any of the foregoing, has any material interest, direct or indirect, in any transaction since the commencement of the Company's last financial year or in any proposed transaction, which, in either case, has materially affected or will materially affect the Company or any of its subsidiaries.

INTEREST OF CERTAIN PERSONS IN MATTERS TO BE ACTED UPON

None of the directors or senior officers of the Company, no management nominee for election as a director of the Company, none of the persons who have been directors or senior officers of the Company since the commencement of the Company's last completed financial year and no associate or affiliate of any of the foregoing has any material interest, direct or indirect, by way of beneficial ownership of securities or otherwise, in any matter to be acted upon at the Meeting.

FINANCIAL STATEMENTS

The audited consolidated financial statements of the Company for the year ended December 31, 2003 , (the "Financial Statements"), together with the Auditors' Report thereon, will be presented to the members at the Meeting.  The Financial Statements, together with the Auditors' Report thereon, are being mailed to the members of Record with this Information Circular.

ELECTION OF DIRECTORS

Each director of the Company is elected annually and holds office until the next Annual General Meeting of the members unless that person ceases to be a director before then.  In the absence of instructions to the contrary the shares represented by proxy will be voted on a poll for the nominees herein listed.

MANAGEMENT DOES NOT CONTEMPLATE THAT ANY OF THE NOMINEES WILL BE UNABLE TO SERVE AS A DIRECTOR.  IN THE EVENT THAT PRIOR TO THE MEETING ANY VACANCIES OCCUR IN THE SLATE OF NOMINEES HEREIN LISTED, IT IS INTENDED THAT DISCRETIONARY AUTHORITY SHALL BE EXERCISED BY THE PERSON NAMED IN THE PROXY AS NOMINEE TO VOTE THE SHARES REPRESENTED BY PROXY ON A POLL FOR THE ELECTION OF ANY OTHER PERSON OR PERSONS AS DIRECTORS.

Management proposes that the number of directors for the Company be determined at five (5) for the ensuing year subject to such increases as may be permitted by the Articles of the Company, and the Management nominees for the Board of Directors and information concerning them as furnished by the individual nominees is as follows:

NAME AND PRESENT OFFICE HELD	DIRECTOR SINCE	NUMBER OF SHARES BENEFICIALLY OWNED, DIRECTLY OR INDIRECTLY, OR OVER WHICH CONTROL OR DIRECTION IS EXERCISED AT THE DATE OF THIS INFORMATION CIRCULAR	PRINCIPAL OCCUPATION AND IF NOT AT PRESENT AN ELECTED DIRECTOR, OCCUPATION DURING THE PAST FIVE (5) YEARS
Ken Z. Cai President, Chief Executive Officer and Director	February, 1996	6,163,031*	Geologist
William Meyer Chairman and Director	July, 1999	166,441	Professional Engineer
Robert M. Callander Director	August, 1996	32,250	Vice President, Caldwell Securities Ltd.
Hans Wick Director	March, 1997	90,000	Financial Advisor
Robert Gayton Director and Chair of the Audit Committee	September, 2003	5,000	Consultant on accounting and finance issues

*

Ken Cai holds greater than 10% of Pacific Canada Resources Inc., a private company, which beneficially owns 5,421,031 common shares o f the Company.  Also includes 742,000 previously granted stock options. (see page 4 hereof).

All of the nominees are residents of Canada, except for Hans Wick who resides in Switzerland.

Advance Notice of the Meeting was published pursuant to Section 135 of the Company Act at Vancouver, BC on April 22, 2004 ..

APPOINTMENT OF AUDITORS

Management proposes the appointment of Ellis Foster, Chartered Accountants, as Auditors of the Company for the ensuing year and that the directors be authorized to fix their remuneration.

APPROVAL FOR THE ISSUANCE OF SHARES

The Company from time to time investigates opportunities to raise financing on advantageous terms.  It expects to undertake one or more financings over the next year and expects some of them to be structured as private placements.

Under the rules of The Toronto Stock Exchange the aggregate number of shares of a listed company which are issued or made subject to issuance (i.e. issuable under a share purchase warrant or option or other convertible security) by way of one or more private placement transactions during any particular six-month period must not exceed 25% of the number of shares outstanding (on a non-diluted basis) prior to giving effect to such transactions (the “TSX 25% Rule”), unless there has been shareholder approval of such transactions.

The application of the TSX 25% Rule may restrict the availability to the Company of funds which it may wish to raise in the future by private placement of its securities.

In particular, management of the Company considers it to be in the best interests of the Company to solicit private placement funds for working capital and Company operations.  The Toronto Stock Exchange has a working practice that it will accept advance approval by shareholders in anticipation of private placements that may exceed the TSX 25% Rule, provided such private placements are completed within 12 months of the date such advance shareholder approval is given.

THE COMPANY PROPOSES THAT THE MAXIMUM NUMBER OF SHARES WHICH EITHER WOULD BE ISSUED OR MADE SUBJECT TO ISSUANCE UNDER ONE OR MORE PRIVATE PLACEMENTS DURING THE TWELVE MONTH PERIOD COMMENCING JUNE 8, 2004 WOULD NOT EXCEED 100% OF THE COMPANY’S ISSUED AND OUTSTANDING COMMON SHARES AS AT JUNE 8, 2004.

Any private placement proceeded with by the Company under the advance approval being sought at the Meeting will be subject to the following additional restrictions:

(a)

it must be substantially with parties at arm’s length to the Company;

(b)

it cannot materially affect control of the Company;

(c)

it must be completed within a twelve month period following the date the shareholder approval is given; and

(d)

it must comply with the private placement pricing rules of The Toronto Stock Exchange which currently require that the issue price per Common share must not be lower than the closing market price of the Common shares on The Toronto Stock Exchange on the trading day prior to the date notice of the private placement is given to The Toronto Stock Exchange (the “Market Price”), less the applicable discount, as follows:

Market Price

Maximum Discount

$0.50 or less

25%

$0.51 to $2.00

20%

Above $2.00

15%

(for these purposes, a private placement of unlisted convertible securities is deemed to be a private placement of the underlying listed securities at an issue price equal to the lowest possible price at which the securities are convertible by the holders thereof.)

In any event, The Toronto Stock Exchange retains the discretion to decide whether or not a particular placement is “substantially” at arm’s length or will materially affect control in which case specific approval may be required.

In anticipation that the Company may wish to enter into one or more private placements in the next 12 months that will result in it issuing and/or making issuable such number of its common shares, taking into account any shares that may be issued upon exercise of any warrants, options or other rights granted in connection with the private placements, that will exceed the TSX 25% Rule, the Company requests that its shareholders pass an ordinary resolution in the following terms:

“RESOLVED, as an ordinary resolution, that the issuance by the Company in one or more private placements during the twelve month period commencing June 8, 2004 of such number of securities that would result in the Company issuing or making issuable not more than 100% of the issued and outstanding common shares in the aggregate as is more particularly described in the Company’s Information Circular dated April 30, 2004, is hereby approved.”

APPROVAL OF AMENDMENT TO STOCK OPTION PLAN

Under the Company’s stock option plan dated February 26, 1998 (the “Plan”), the Company was permitted to grant stock options under which up to 3,074,024 common shares could be purchased.  As at May 14, 2002 the Company had outstanding stock options under the Plan under which up to 2,802,000 shares could be purchased.  As a result, the Company had only 272,024 options currently available for new grants.  On May 14, 2002, the directors of the Company approved, subject to Toronto Stock Exchange and shareholder approval, an amendment to the Stock Option Plan to:

(a)

increase the number of common shares which could be purchased under the Plan by an additional 1,000,000 shares, which will take the amended plan ceiling to 4,074,024 shares;

(b)

increase the maximum number of shares reserved for issuance pursuant to stock options granted to insiders to an amount equal to 20% of the issued and outstanding shares of the Company (increased from 10%);

(c)

increase the maximum number of shares which may be issued to insiders, within a one year period, to that number of shares equal to 20% of the issued and outstanding shares of the Company (increased from 10%);  and

(d)

increase the maximum number of shares which may be issued to any one insider and such insider’s associates, within a one year period, to that number of shares equal to 10% of the issued and outstanding shares of the Company (increased from 5%).

At the Company’s Annual General Meeting held in June 2000, the shareholders approved a new 1999 Stock Option Plan reserving an additional 1,000,000 shares for granting of stock options.  The 1999 Stock Option Plan was never implemented and has been replaced with the proposal to amend the Plan on the terms described herein.

As at April 30, 2004 the Company had outstanding stock options under the Plan under which up to  4,074,024 shares could be purchased.  As a result of the Company granting options in March 2004, the aggregate number of options granted went over the Plan allotment by 447,976 shares. On April 30, 2004, the directors of the Company approved, subject to the Toronto Stock Exchange and shareholder approval, an amendment to the Stock Option Plan to:

(a)

increase the number of common shares which could be purchased under the Plan by an additional 1,905,202 shares, which will take the amended plan ceiling to 5,979,226 shares;

(b)

ratifying the 470,000 grant of Options on March 30, 2004 to employees and officers at $1.81per share expiring March 29, 2009 and;

(c)

decreasing the total number of shares which may be reserved for issuance to any one individual under the Plan, together with all other outstanding stock options granted to such individual to 5%.  All other terms of the Plan will remain unchanged.

Regulatory Requirements

For the purposes of this Information Circular, the term “Insider” has the meaning given to that term in Section 1 (1) of the British Columbia Securities Act , where Insider is defined to mean:

(a)

a director or senior officer of the Company;

(b)

a director or senior officer of a person that is itself an insider or subsidiary of the Company;

(c)

a person that has:

(i)

a direct or indirect beneficial ownership of,

(ii)

control or direction over, or

(iii)

a combination of direct or indirect beneficial ownership of and control or direction over securities of the Company carrying more than 10% of the voting rights attached to all the Company’s outstanding voting securities, excluding, for the purpose of the calculation of the percentage held, any securities held by the person as underwriter in the course of a distribution, or

(d)

the Company itself, if it has purchased, redeemed or otherwise acquired any securities of its own issue, for so long as it continues to hold those securities.

Disinterested shareholder approval is required by the Toronto Stock Exchange where a proposed share compensation arrangement, together with all of the Company’s other previously established or proposed share compensation arrangements, could result, at any time, in:

(a)

the number of shares reserved for issuance to stock options granted to insiders exceeding 10% of the outstanding issue;

(b)

the issuance to insiders, within a one-year period, of a number of shares exceeding 10% of the outstanding issue; or

(c)

the issuance to any one insider and such insider’s associates, within a one-year period, of a number of shares exceeding 5% of the outstanding issue.

Any amendment to a stock option plan or to any option within or outside a plan must also be cleared with the Toronto Stock Exchange.

Insiders of the Company will participate in the Amended Plan.  The insiders, as a group, have the majority of optioned shares allocated under the original Plan and, as a group, hold or may hold stock options for a number of shares exceeding 10% of the outstanding issue.

Shareholder Approval

As described under “Regulatory Requirements” above, the Amended Plan must be approved generally by shareholders of the Company.  Since certain of the optionees are insiders of the Company, and the Insiders, as a group, hold options for a number of shares in excess of 10% of the issued and outstanding capital of the Company, the grant of stock options thereunder must also be approved by a majority of votes cast by disinterested shareholders (which term includes insiders to whom shares may be issued pursuant to the share compensation arrangement and associates of such insiders) at a shareholder’s meeting.

Management is asking shareholders, as a group, excluding votes held by interested shareholders and their associates, to approve the Amended Plan, the grants of stock options thereunder, and to approve the following resolutions:

“Whereas, as at April 30, 2004, the Board of Directors approved the amendment of the Company’s  Stock Option Plan dated February 26, 1998 (the “Plan”) and as amended and approved by shareholders on June 25, 2002 to increase the maximum number of shares issuable pursuant to stock options granted thereunder from 4,074,024 shares to 5,979,226 shares; ratifying the 470,000 grant of Options on March 30, 2004 to employees and officers at $1.81per share expiring March 29, 2009; and decreasing the total number of shares which may be reserved for issuance to any one individual under the Plan, together with all other outstanding stock options granted to such individual to 5%.

And whereas the Company wishes to secure such general and specific approvals for the adoption of such amendment and the granting of incentive stock options thereunder as or may be required by the Toronto Stock Exchange;

Resolved that:

1.

The proposed amendments to the Plan be and are hereby approved;

2.

the Company be authorized to grant stock options pursuant and subject to the terms and conditions of the Plan, entitling option holders to purchase up to an additional 1,905,202 common shares of the Company;

3.

the board of directors, by resolution, be authorized to make such amendments to the Plan, from time to time, as may, in its discretion, be considered appropriate, provided always that such amendments be subject to the approval of all applicable regulatory authorities; and

4.

any one or more of the directors or senior officers of the Company be and he or she is hereby authorized and directed to perform all such acts, deeds and things and execute, under the seal of the Company, or otherwise, all such documents and other writings, including treasury orders, as may be required to give effect to the true intent of this resolution.”

As of April 30, 2004, the Company had a total of 29,896,136 common shares issued and outstanding.  To the best knowledge of management, insiders and their associates beneficially own a total of 5,714,722 common shares.  Accordingly, the total number of shares held by disinterested shareholders will total 24,181,414.

OTHER MATTERS TO BE ACTED UPON

It is not known that any other matters will come before the Meeting other than as set forth above and in the Notice of Meeting, but if such should occur the persons named in the accompanying form of proxy intend to vote on them in accordance with their best judgment exercising discretionary authority with respect to amendments or variations of matters identified in the Notice of Meeting and other matters which may properly come before the meeting or any adjournment thereof.

ADDITIONAL INFORMATION

Additional information relating to the Company can be located on SEDAR at www.sedar.com .

Additional information including directors' and officers' remuneration and indebtedness, principal holders of the Company's securities, interests of insiders in material transactions are outlined in the Company's Proxy Information Circular dated April 30, 2004 as filed with SEDAR on May 14, 2004.  Additional information is also provided in the Company's consolidated financial statements for the fiscal year ended December 31, 2003 also filed with SEDAR on May 14, 2004.

The Company will provide to any person, or company, upon request to the Corporate Secretary of the Company, copies of the following documents:

a)  when the securities of the Company are in the course of a distribution under a preliminary short form prospectus or a short form prospectus.

i)

one copy of this Annual Information Form, together with one copy of any document, or the pertinent pages of any document, incorporated by reference herein;

ii)

one copy of the comparative audited consolidated financial statements of the Company for its most recently completed financial year together with the accompanying report of the auditor and one copy of any interim financial statement of the Company issued subsequent to the financial statements of its most recently completed financial year;

iii)

one copy of the Proxy Information Circular of the Company in respect of its upcoming annual meeting of the shareholders that involves the election of directors or one copy of any filing prepared in lieu of that information circular as appropriate; or

b)

at any other time, one copy of any other documents referred to in paragraphs a) (i) (ii) and (iii)  above, providing the Company may require the payment of a reasonable charge if a person who is not a security holder of the Company makes the request.

The above documents can be obtained upon request to the Corporate Secretary of the Company as follows:

Minco Mining & Metals Corporation

Suite 1980  Guinness Tower

1055 West Hastings Street

Vancouver, BC  V6E 2E9

Telephone 604-688-8002  &  Fax (604) 688-8030

Email:   mar@mincomining.ca

APPROVAL OF DIRECTORS AND CERTIFICATE

The contents of this Information Circular have been approved and this mailing has been authorized by the Directors of the Company.

The foregoing contains no untrue statement of a material fact and does not omit to state a material fact that is required to be stated or that is necessary to make a statement not misleading in the light of the circumstances in which it was made.

"Ken Z. Cai"

"William Meyer"

Ken Z. Cai

William Meyer

President & CEO

Chairman